Exhibit 99

MDU RESOURCES GROUP, INC.
Bylaw Sections 6.01 and 6.05, as amended

6.01  Certificates. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman of the Board of Directors, or the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

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6.05  Transfers of Stock. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate.